Exhibit 4.8

Form of 9¾% Senior Discount Note due 2011

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $684.04, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $1095.96 PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE DATE IS DECEMBER 19, 2003 AND THE YIELD TO MATURITY IS 9¾% PER ANNUM.

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.]

[THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES

ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE ISSUERS, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THE NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.]

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.]

CUSIP No.

ISIN No.

9¾% Series          Senior Discount Notes due 2011

No.                                                                                                               Principal Amount at Maturity $

SBA COMMUNICATIONS CORPORATION

SBA TELECOMMUNICATIONS, INC.

SBA Communications Corporation, a Florida corporation (the “Co-Issuer”), and SBA Telecommunications, Inc., a Florida corporation (the “Company” and, together with the Co-Issuer, the “Issuers”), promise to pay to Cede & Co., or registered assigns, the principal sum of                          Dollars on December 15, 2011 [or such greater or lesser amount as may be indicated on Schedule A hereto] 1.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

SBA COMMUNICATIONS CORPORATION

By:

Name:
Title:

SBA TELECOMMUNICATIONS, INC.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes referred to in the Indenture

By:

Authorized Signatory

[1]	If this Note is a Global Note, include this provision.

[FORM OF REVERSE OF NOTES]

9¾% Senior Discount Notes due 2011

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. SBA Communications Corporation, a Florida corporation (the “Co-Issuer”), and SBA Telecommunications, Inc., a Florida corporation (the “Company” and, together with the Co-Issuer, the “Issuers”), promise to pay interest on the principal amount of this Note at 9¾% per annum. Until December 15, 2007, no interest will accrue, but the Accreted Value will accrete (representing the amortization of original issue discount) between the date of original issuance and December 15, 2007, on a semiannual bond equivalent basis using a 360-day year comprised of twelve 30-day months such that the Accreted Value shall be equal to the full principal amount at maturity of the Notes on December 15, 2007 (the “Full Accretion Date”). The initial Accreted Value per $1,000 in principal amount at maturity of Notes will be $684.04. Beginning on December 15, 2007, interest on the Notes will accrue at the rate of 9¾% per annum and the Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2008 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2007. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date (each, a “Record Date”), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, Additional Interest, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and Additional Interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent prior to the Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of the Restricted Subsidiaries may act in any such capacity.

4. Indenture. The Issuers issued the Notes under an Indenture dated as of December 19, 2003 (“Indenture”) between the Issuers and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The aggregate principal amount of Notes issuable under the Indenture is unlimited, although the issuance of Initial Notes will be limited to $402,024,000 in aggregate principal amount at maturity.

5. Optional Redemption.

(A) EXCEPT AS SET FORTH IN SUBPARAGRAPH (B) OF THIS PARAGRAPH 5, THE NOTES SHALL NOT BE REDEEMABLE AT THE ISSUERS’ OPTION PRIOR TO DECEMBER 15, 2007. THEREAFTER, THE NOTES WILL BE SUBJECT TO REDEMPTION AT ANY TIME AT THE OPTION OF THE ISSUERS, IN WHOLE OR IN PART, UPON NOT LESS THAN 30 NOR MORE THAN 60 DAYS’ NOTICE AT THE REDEMPTION PRICES (EXPRESSED AS PERCENTAGES OF PRINCIPAL AMOUNT) SET FORTH BELOW PLUS ACCRUED AND UNPAID INTEREST AND ADDITIONAL INTEREST THEREON, IF ANY, TO THE APPLICABLE REDEMPTION DATE (SUBJECT TO THE RIGHT OF HOLDERS OF RECORD ON THE RELEVANT RECORD DATE TO RECEIVE INTEREST DUE ON THE RELEVANT INTEREST PAYMENT DATE), IF REDEEMED DURING THE TWELVE-MONTH PERIOD BEGINNING ON DECEMBER 15 OF THE YEARS INDICATED BELOW:

YEAR	Percentage
2007	104.875%
2008	103.250%
2009	101.625%
2010 and thereafter	100.000%

(B) NOTWITHSTANDING THE PROVISIONS OF SUBPARAGRAPH (A) OF THIS PARAGRAPH 5, ON OR PRIOR TO DECEMBER 15, 2006, THE ISSUERS MAY ON ANY ONE OR MORE OCCASIONS REDEEM UP TO 35% OF THE AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF NOTES (INCLUDING ANY ADDITIONAL NOTES) ISSUED UNDER THE INDENTURE AT A REDEMPTION PRICE EQUAL TO 109.750% OF THE ACCRETED VALUE THEREOF ON THE REDEMPTION DATE, PLUS ACCRUED AND UNPAID ADDITIONAL INTEREST, IF ANY, WITH THE NET CASH PROCEEDS OF ONE OR MORE EQUITY OFFERINGS AND/OR STRATEGIC EQUITY INVESTMENTS; PROVIDED THAT AT LEAST 65% OF THE AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF NOTES (INCLUDING ANY ADDITIONAL NOTES) ISSUED UNDER THE INDENTURE REMAINS OUTSTANDING IMMEDIATELY AFTER THE OCCURRENCE OF SUCH REDEMPTION (EXCLUDING NOTES HELD BY AN ISSUER OR ANY OF ITS SUBSIDIARIES); AND PROVIDED, FURTHER, THAT SUCH REDEMPTION SHALL OCCUR WITHIN 60 DAYS OF THE DATE OF THE CLOSING OF SUCH EQUITY OFFERING AND/OR STRATEGIC EQUITY INVESTMENT.

6. Mandatory Redemption. The Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

7. Repurchase at Option of Holder.

(a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 in principal amount at maturity or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any (subject to the right of Holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date) to the date of purchase or, in the case of repurchases of Notes prior to the Full Accretion Date, at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest and Additional Interest thereon, if any (subject to the right of Holders of record on the relevant record date to receive Additional Interest, if any, due on the relevant interest payment date), to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Co-Issuer or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10 million, the Co-Issuer or the applicable Restricted Subsidiary shall commence an offer pursuant to Section 3.09 of the Indenture (an “Asset Sale Offer”) to all Holders of Notes and all holders of other Senior Indebtedness of the Company containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (such other Senior Indebtedness, the “Pari Passu Notes”) to purchase the maximum principal amount (or Accreted Value, as applicable) of Notes and such Pari Passu Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or Accreted Value, as applicable) thereof plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in the Indenture and the instruments governing such Pari Passu Notes. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Co-Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount (or Accreted Value, as applicable) of Notes and Pari Passu Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis based on the aggregate principal amount (or accreted value, as applicable) of Notes and Pari Passu Notes tendered. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Registrar need not exchange or register the transfer of any Notes for a period of 15 business days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority of the aggregate principal amount at maturity of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes (other than a default in the payment of the principal of, premium, if any, or interest or Additional Interest on the Notes) may be waived with the consent of the Holders of a majority of the aggregate principal amount at maturity of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ obligations to Holders of the Notes in case of a merger or consolidation, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

12. Defaults and Remedies. Events of Default include: (i) default for 30 days by the Issuers in the payment when due of interest or Additional Interest on the Notes; (ii) default by the Issuers in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Issuers to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Issuers to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 30 days after notice to the Issuers by the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding voting as a single class; (v) default under certain other agreements relating to Indebtedness of an Issuer or any of its Significant Subsidiaries which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days provided that the aggregate of all such undischarged judgments exceeds $10.0 million; and (vii) certain events of bankruptcy or insolvency with respect to an Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount at maturity of the then outstanding Notes, by notice to the Issuers, may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest on, or the principal of, the Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the

Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Trustee Dealings with Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. Any past, present or future director, officer, employee, incorporator or stockholder of the Issuers (other than the Co-Issuer as a stockholder of the Company), as such, shall not have any liability for any obligations of the Issuers under the Notes, the Indenture, the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of December 19, 2003, between the Issuers and the Initial Purchasers.

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, FL 33487

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s soc. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________ to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                                                                                   Your Signature: _______________________________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

________________________________________

(*Participant in a Recognized Signature

Guarantee Medallion Program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

[    ] Section 4.10 [    ] Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$ ____________

Date:                                                                                   Your Signature: _______________________________________________

(Sign exactly as your name appears on the face of this Note)

                                                                                             Tax Identification No: __________________________________________

Signature Guarantee*:

__________________________________________

(*Participant in a Recognized Signature

Guarantee Medallion Program)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

[2]	Insert this table only in a Global Note.